UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2006

CENTURY PROPERTIES FUND XIX

(Exact name of Registrant as specified in its charter)

            California

   0-11935

  94-2887133

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Century Properties Fund XIX, a California limited partnership (the “Registrant”), owns Sandspoint Apartments (“Sandspoint”), a 432-unit apartment complex located in Phoenix, Arizona.  On April 21, 2006, the Registrant sold Sandspoint to a third party, FF Realty LLC, a Delaware limited liability company (the “Purchaser”).  The Purchaser paid a purchase price of approximately $25,700,000 for Sandspoint.  The Registrant continues to own and operate five other investment properties.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(b)

     Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and consolidated statement of operations reflects the operations of the Registrant as if Sandspoint had been sold on January 1, 2005.

The pro forma consolidated financial statements do not project the Registrant’s results of operations at any future date or for any future period.  This pro forma information should be read in conjunction with the Registrant’s 2005 Annual Report on Form 10-KSB.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

December 31, 2005

All other assets	$ 5,337
Investment properties, net	26,227

Total Assets	$ 31,564

All other liabilities	$ 1,668
Mortgage notes payable	33,842
Partners’ deficit	(3,946)
Total Liabilities and Partners’ Deficit	$ 31,564

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per unit data)

Year Ended
December 31, 2005

Total revenues	$ 9,569
Total expenses	10,131

Net loss	$ (562)

Net loss per limited partnership unit	$ (6.29)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX

By:

FOX PARTNERS II

General Partner

By:

FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

April 26, 2006